Exhibit 99.1

News Release

JLL Reports Financial Results for Second-Quarter 2025
JLL notched its fifth consecutive quarter of double-digit revenue growth and achieved a 32% increase in diluted earnings per share
CHICAGO, August 6, 2025 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the second quarter of 2025 with diluted earnings per share of $2.32 (up 32%) and adjusted diluted earnings per share1 of $3.30 (up 29%). Resilient4 and Transactional4 revenues both achieved at least six quarters of consecutive growth.
•Second-quarter revenue was $6.3 billion, up 10% in local currency1 with Resilient4 revenues up 11% and Transactional4 revenues up 7%
◦Real Estate Management Services' momentum continued, up 11%, driven by Project Management and Workplace Management
◦Capital Markets Services achieved 12% growth, led by performance of the debt advisory and investment sales businesses
◦Leasing, within Leasing Advisory, increased 5%, highlighted by industrial in the U.S. and office in the U.S. and Asia Pacific
•The meaningful increase in profit reflected revenue growth, improved platform leverage and ongoing cost discipline
•Investment Management's $2.9 billion of capital raised during the first half of 2025 surpassed 2024's full-year capital raise amount
“JLL’s strong second-quarter results on both the top and bottom line reflect our unwavering commitment to our clients as they navigate the uneven market environment,” said Christian Ulbrich, JLL CEO. “The investments we've made in our people and platform are driving sustainable, organic growth and greater operating efficiency, especially in our resilient businesses. We doubled share repurchases in the second quarter and, given our year-to-date performance and solid underlying business trends, we increased the mid-point of our full-year Adjusted EBITDA target range.”

Summary Financial Results ($ in millions, except per share data, "LC" = local currency)	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	% Change in USD	% Change in LC	2025	2024	% Change in USD	% Change in LC

Revenue	$6,250.1	$5,628.7	11%	10%	$11,996.5	$10,753.2	12%	12%

Net income attributable to common shareholders	$112.3	$84.4	33%	32%	$167.6	$150.5	11%	10%
Adjusted net income attributable to common shareholders[1]	159.4	123.2	29	29	271.0	209.2	30	28

Diluted earnings per share	$2.32	$1.75	33%	32%	$3.46	$3.12	11%	10%
Adjusted diluted earnings per share[1]	3.30	2.55	29	29	5.60	4.33	29	28

Adjusted EBITDA[1]	$291.7	$246.3	18%	17%	$516.5	$433.4	19%	19%

Cash flows from operating activities	$332.8	$273.9	22%	n/a	$(434.8)	$(403.6)	(8)%	n/a
Free Cash Flow[6]	288.4	235.7	22%	n/a	(523.7)	(485.0)	(8)%	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Second-Quarter 2025 - Page 2
Consolidated Second-Quarter 2025 Performance Highlights:

Consolidated ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Real Estate Management Services	$4,894.0	$4,369.9	12%	11%	$9,463.4	$8,439.1	12%	12%
Leasing Advisory	676.8	642.2	5	5	1,262.9	1,162.6	9	9
Capital Markets Services	520.3	457.6	14	12	955.6	835.2	14	14
Investment Management	103.1	102.6	—	(2)	201.6	206.0	(2)	(3)
Software and Technology Solutions	55.9	56.4	(1)	(1)	113.0	110.3	2	3
Total revenue	$6,250.1	$5,628.7	11%	10%	$11,996.5	$10,753.2	12%	12%
Gross contract costs[6]	$4,186.8	$3,747.4	12%	11%	$8,129.1	$7,246.1	12%	13%
Platform operating expenses	1,844.6	1,717.4	7	6	3,509.0	3,227.3	9	9
Restructuring and acquisition charges[5]	21.3	11.5	85	87	41.0	13.2	211	213
Total operating expenses	$6,052.7	$5,476.3	11%	10%	$11,679.1	$10,486.6	11%	12%
Net non-cash MSR and mortgage banking derivative activity[1]	$(4.2)	$(11.8)	64%	64%	$(17.1)	$(20.8)	18%	18%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for Second-Quarter 2025 - Page 3
Revenue
Revenue increased 10% compared with the prior-year quarter. Resilient revenues were collectively up 11%, highlighted by Workplace Management, up 10%, and Project Management, up 22%, both within Real Estate Management Services. The collective 7% increase in Transactional revenue was led by Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, up 14% (excluding the impact of non-cash MSR and mortgage banking derivative activity).
On a year-to-date basis, revenue increased 12%. Resilient revenues grew 12% collectively, highlighted by Workplace Management, up 13%, and Project Management, up 19%. Transactional revenues increased 10% collectively, led by Investment Sales, Debt/Equity, up 18% (excluding the impact of non-cash MSR and mortgage banking derivative activity), and Leasing, within Leasing Advisory, up 9%.
Refer to segment performance highlights for additional detail.
The following chart reflects the year-over-year change in revenue for each of the trailing eight quarters (QTD revenues, on a local currency basis). The chart shows the change in Transactional, Resilient and total revenue. Refer to Footnote 4 for the definitions of Resilient and Transactional revenues.

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JLL Reports Financial Results for Second-Quarter 2025 - Page 4
Net income and Adjusted EBITDA:

($ in millions, except per share data, "LC" = local currency)	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	% Change in USD	% Change in LC	2025	2024	% Change in USD	% Change in LC

Net income attributable to common shareholders	$112.3	$84.4	33%	32%	$167.6	$150.5	11%	10%
Adjusted net income attributable to common shareholders[1]	159.4	123.2	29	29	271.0	209.2	30	28

Diluted earnings per share	$2.32	$1.75	33%	32%	$3.46	$3.12	11%	10%
Adjusted diluted earnings per share[1]	3.30	2.55	29	29	5.60	4.33	29	28

Adjusted EBITDA[1]	$291.7	$246.3	18%	17%	$516.5	$433.4	19%	19%

Effective tax rate ("ETR")	19.5%	19.5%	0 bps	n/a	19.5%	19.5%	0 bps	n/a
For the quarter, higher Adjusted EBITDA and margin were largely driven by Resilient revenue growth (primarily within Real Estate Management Services) as well as Transactional revenue growth from Investment Sales, Debt/Equity Advisory and Other (within Capital Markets Services), together with enhanced platform leverage and continued cost discipline (partially enabled by increased use of technology and shared service centers).
For the second quarter, the following three items were the most meaningful year-over-year differences between net income attributable to common shareholders and non-GAAP measures1:
•Equity losses - Investment Management and Software and Technology Solutions: Total aggregate equity losses, primarily associated with Software and Technology Solutions investments, were $28.7 million in 2025, greater than the $16.3 million in 2024.
•Restructuring and acquisition charges: The expense was $9.8 million higher in 2025, compared with 2024, primarily due to an increase in severance and other employment-related charges, including expenses associated with the change in reporting segments.
•The above two items were partially offset by less headwinds from net non-cash MSR and mortgage derivative activities.
The following charts reflect the aggregation of segment Adjusted EBITDA for the second quarter and June year-to-date. Refer to the segment performance highlights for additional detail.

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JLL Reports Financial Results for Second-Quarter 2025 - Page 5
Aggregation of Segment Adjusted EBITDA (in millions)

$292
$246
$300
$200
$100
$—
$89
$112
$34
$23
$(11)
$107
$120
$55
$16
$(6)
Q2 2024
Q2 2025
Real Estate Mgmt Services
Leasing Advisory
Capital Markets Services
Investment Mgmt
Software and Tech Solutions

Cash Flows and Capital Allocation:

($ in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change in USD	2025	2024	Change in USD
Cash flows from operating activities	$332.8	$273.9	22%	$(434.8)	$(403.6)	(8)%
Free Cash Flow[6]	288.4	235.7	22%	(523.7)	(485.0)	(8)%
Incremental cash inflow in the second quarter was primarily attributable to (i) advance cash payments from clients, primarily associated with new/renewed Real Estate Management Services clients, (ii) improved collection of trade receivables, and (iii) lower cash taxes paid. These drivers were partially offset by greater commission payments compared with the prior-year quarter.
Share repurchase activity is noted in the following table. As of June 30, 2025, $952.0 million remained authorized for repurchase.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total number of shares repurchased (in thousands)	176.5	103.7	251.8	214.4
Total paid for shares repurchased (in millions)	$41.4	$20.1	$61.2	$40.2
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JLL Reports Financial Results for Second-Quarter 2025 - Page 6
Net Debt, Leverage and Liquidity6:

	June 30, 2025	March 31, 2025	June 30, 2024
Net Debt (in millions)	$1,586.7	$1,754.0	$1,752.0
Net Leverage Ratio	1.2x	1.4x	1.7x
Corporate Liquidity (in millions)	$3,321.4	$3,312.4	$2,449.4
The lower Net Debt, compared with March 31, 2025, was driven by positive free cash flow for the second quarter. The Net Debt reduction from June 30, 2024, reflected improved free cash flow over the trailing twelve months ended June 30, 2025, compared with the twelve-month period ended June 30, 2024.
In addition to the Corporate Liquidity detailed above, the company maintains a commercial paper program (the "Program") with $2.5 billion authorized for issuance. As of June 30, 2025, there was $690.0 million outstanding under the Program.
Real Estate Management Services Second-Quarter 2025 Performance Highlights:

Real Estate Management Services ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$4,894.0	$4,369.9	12%	11%	$9,463.4	$8,439.1	12%	12%
Workplace Management	3,349.1	3,021.1	11	10	6,612.7	5,892.8	12	13
Project Management	971.6	788.1	23	22	1,719.1	1,444.5	19	19
Property Management	454.4	436.6	4	4	900.0	866.3	4	4
Portfolio Services and Other	118.9	124.1	(4)	(5)	231.6	235.5	(2)	(2)
Segment operating expenses	$4,816.5	$4,309.6	12%	11%	$9,349.1	$8,336.8	12%	12%
Segment platform operating expenses	643.5	592.5	9	7	1,245.8	1,150.6	8	9
Gross contract costs[6]	4,173.0	3,717.1	12	12	8,103.3	7,186.2	13	13
Adjusted EBITDA[1]	$106.6	$88.6	20%	19%	$172.9	$160.0	8%	7%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Real Estate Management Services revenue growth was driven by continued strong performance in Workplace Management, with client wins slightly outpacing mandate expansions, as incremental pass-through costs augmented high single-digit management fee growth. Higher Project Management revenue was led by new or expanded contracts in the U.S. and Asia Pacific, as a mid-teens management fee increase was supplemented by higher pass-through costs.
The increase in Adjusted EBITDA and margin was primarily attributable to the top-line performance described above, coupled with continued cost discipline. These drivers overcame headwinds from the favorable prior-year impact of incentive compensation accruals timing.
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JLL Reports Financial Results for Second-Quarter 2025 - Page 7
Leasing Advisory Second-Quarter 2025 Performance Highlights:

Leasing Advisory ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$676.8	$642.2	5%	5%	$1,262.9	$1,162.6	9%	9%
Leasing	651.5	619.1	5	5	1,217.6	1,116.4	9	9
Advisory, Consulting and Other	25.3	23.1	10	8	45.3	46.2	(2)	(2)
Segment operating expenses	$567.8	$539.3	5%	5%	$1,069.0	$994.2	8%	8%
Segment platform operating expenses	564.5	531.0	6	6	1,063.7	979.5	9	9
Gross contract costs[6]	3.3	8.3	(60)	(60)	5.3	14.7	(64)	(64)
Adjusted EBITDA[1]	$120.4	$112.1	7%	6%	$217.4	$186.9	16%	15%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Compared with the prior-year quarter, increased revenue was driven by Leasing growth across major asset classes, led by continued momentum in industrial and office. Geographically, Leasing revenue grew most significantly in the United States, with notable contributions from France, Australia and Singapore. The U.S. was primarily driven by growth in industrial, both from higher volume and deal size, while a notable increase in deal size for U.S. office was largely offset by lower volume as the asset class was up low single digits. With the backdrop of decelerating growth in the broader market, Leasing performed in line with global office volumes and outperformed U.S. office volumes (decline of 3%) in the second quarter, according to JLL Research.
The increases in Adjusted EBITDA and margin were largely driven by the revenue growth described above, tempered by discrete, variable operating expenses in the second quarter as compensation and benefits expenses as a percentage of revenue improved year-over-year for the quarter (enabled by increased use of technology and shared service centers).
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JLL Reports Financial Results for Second-Quarter 2025 - Page 8
Capital Markets Services Second-Quarter 2025 Performance Highlights:

Capital Markets Services ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$520.3	$457.6	14%	12%	$955.6	$835.2	14%	14%
Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR	384.8	332.1	16	14	710.3	599.8	18	18
Net non-cash MSR and mortgage banking derivative activity	(4.2)	(11.8)	64	64	(17.1)	(20.8)	18	18
Value and Risk Advisory	97.7	95.8	2	—	179.3	176.0	2	2
Loan Servicing	42.0	41.5	1	1	83.1	80.2	4	4
Segment operating expenses	$488.3	$453.5	8%	6%	$908.5	$831.9	9%	9%
Segment platform operating expenses	486.6	441.7	10	9	905.7	806.5	12	12
Gross contract costs[6]	1.7	11.8	(86)	(85)	2.8	25.4	(89)	(89)
Adjusted EBITDA[1]	$54.7	$33.8	62%	61%	$103.3	$58.8	76%	73%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Capital Markets Services top-line growth was fueled by debt advisory and investment sales. The residential sector delivered the most significant contribution to the year-over-year increase, with notable contributions also coming from the office, industrial and retail sectors. Geographically, the U.S., Japan and MENA2 led the revenue growth.
In the current quarter, the company recognized approximately $14.0 million of incremental expense associated with an enhanced loss-share agreement with Fannie Mae for a specific three-loan portfolio. The impact of this item on year-over-year performance is more than offset by the $18.0 million expense recognized in the prior-year quarter associated with the August 2024 repurchase of a loan which JLL originated and then sold to Fannie Mae.
Adjusted EBITDA and margin improvements for the quarter were primarily attributable to the revenue growth described above and the net impact of year-over-year loan-related losses. In addition, compensation and benefits expense as a percentage of revenue modestly improved year-over-year for the second quarter (enabled by increased use of technology and shared service centers).
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JLL Reports Financial Results for Second-Quarter 2025 - Page 9
Investment Management Second-Quarter 2025 Performance Highlights:

Investment Management ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$103.1	$102.6	—%	(2)%	$201.6	$206.0	(2)%	(3)%
Advisory fees	93.3	93.1	—	(2)	182.6	185.4	(2)	(2)
Transaction fees and other	6.5	6.9	(6)	(9)	15.0	15.8	(5)	(6)
Incentive fees	3.3	2.6	27	24	4.0	4.8	(17)	(19)
Segment operating expenses	$89.5	$90.3	(1)%	(3)%	$175.2	$174.9	—%	—%
Segment platform operating expenses	81.2	81.5	—	(3)	158.7	157.7	1	—
Gross contract costs[6]	8.3	8.8	(6)	(5)	16.5	17.2	(4)	(4)
Adjusted EBITDA[1]	$16.3	$22.7	(28)%	(32)%	$32.1	$43.7	(27)%	(28)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The slight decline in Investment Management advisory fees was primarily due to lower assets under management ("AUM"), continuing to reflect asset dispositions on behalf of certain clients in the fourth quarter of 2024.
The changes in Adjusted EBITDA and margin were largely driven by the absence of the $8.2 million gain recognized in the prior-year quarter following the purchase of a controlling interest in a fund managed by the company.
AUM3 increased 3% in USD (2% in local currency) during the quarter, and decreased 2% in USD and local currency over the trailing twelve months. Changes in AUM are detailed in the tables below (in billions):

Quarter-to-date
Beginning balance (March 31, 2025)	$82.3
Asset acquisitions/takeovers	1.3
Asset dispositions/withdrawals	(1.3)
Valuation changes	0.7
Foreign currency translation	1.2
Change in uncalled committed capital and cash held	0.7
Ending balance (June 30, 2025)	$84.9

Trailing Twelve Months
Beginning balance (June 30, 2024)	$86.6
Asset acquisitions/takeovers	5.8
Asset dispositions/withdrawals	(7.6)
Valuation changes	1.9
Foreign currency translation	0.2
Change in uncalled committed capital and cash held	(2.0)
Ending balance (June 30, 2025)	$84.9
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JLL Reports Financial Results for Second-Quarter 2025 - Page 10
Software and Technology Solutions Second-Quarter 2025 Performance Highlights:

Software and Technology Solutions ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$55.9	$56.4	(1)%	(1)%	$113.0	$110.3	2%	3%
Segment operating expenses	$69.3	$72.1	(4)%	(4)%	$136.3	$135.6	1%	1%
Segment platform operating expenses, excluding Carried interest	71.3	68.5	4	4	140.0	130.9	7	7
Carried interest (benefit) expense(a)	(2.5)	2.2	(214)	(217)	(4.9)	2.1	(333)	(336)
Gross contract costs[6]	0.5	1.4	(64)	(64)	1.2	2.6	(54)	(51)
Adjusted EBITDA[1]	$(6.3)	$(10.9)	42%	43%	$(9.2)	$(16.0)	43%	41%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Carried interest expense/benefit is associated with equity earnings/losses on Spark Venture Funds investments.

Lower Software and Technology Solutions revenue was primarily due to reduced technology spend from certain large existing clients, partially offset by low double-digit growth in software services.
The improvement in Adjusted EBITDA was primarily attributable to the favorable change in carried interest expense/benefit.
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JLL Reports Financial Results for Second-Quarter 2025 - Page 11
About JLL
For over 200 years, JLL (NYSE: JLL), a leading global commercial real estate and investment management company, has helped clients buy, build, occupy, manage and invest in a variety of commercial, industrial, hotel, residential and retail properties. A Fortune 500® company with annual revenue of $23.4 billion and operations in over 80 countries around the world, our more than 112,000 employees bring the power of a global platform combined with local expertise. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAYSM. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, August 6, 2025, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the second quarter 2025 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Sean Coghlan, Head of Investor Relations.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," "Business," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in JLL's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, new information, developments or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share data)	2025	2024	2025	2024

Revenue	$6,250.1	$5,628.7	$11,996.5	$10,753.2

Operating expenses:
Compensation and benefits	$2,835.1	$2,599.2	$5,509.7	$5,014.8
Operating, administrative and other	3,128.6	2,803.3	5,989.1	5,335.3
Depreciation and amortization	67.7	62.3	139.3	123.3
Restructuring and acquisition charges[5]	21.3	11.5	41.0	13.2
Total operating expenses	$6,052.7	$5,476.3	$11,679.1	$10,486.6

Operating income	$197.4	$152.4	$317.4	$266.6

Interest expense, net of interest income	35.3	41.7	59.9	72.2
Equity losses	(27.4)	(15.4)	(53.0)	(19.1)
Other income	2.5	9.7	4.2	11.2

Income before income taxes and noncontrolling interest	137.2	105.0	208.7	186.5
Income tax provision	26.7	20.5	40.7	36.4
Net income	110.5	84.5	168.0	150.1

Net (loss) income attributable to noncontrolling interest	(1.8)	0.1	0.4	(0.4)

Net income attributable to common shareholders	$112.3	$84.4	$167.6	$150.5

Basic earnings per common share	$2.36	$1.77	$3.53	$3.17
Basic weighted average shares outstanding (in 000's)	47,483	47,539	47,475	47,512

Diluted earnings per common share	$2.32	$1.75	$3.46	$3.12
Diluted weighted average shares outstanding (in 000's)	48,334	48,317	48,372	48,302

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Real Estate Management Services
Revenue	$4,894.0	$4,369.9	$9,463.4	$8,439.1

Platform compensation and benefits	$465.8	$416.5	$897.4	$817.0
Platform operating, administrative and other	147.5	146.8	286.7	275.4
Depreciation and amortization	30.2	29.2	61.7	58.2
Segment platform operating expenses	643.5	592.5	1,245.8	1,150.6
Gross contract costs[6]	4,173.0	3,717.1	8,103.3	7,186.2
Segment operating expenses	$4,816.5	$4,309.6	$9,349.1	$8,336.8
Segment operating income	$77.5	$60.3	$114.3	$102.3
Add:
Equity earnings	0.5	0.3	0.9	1.4
Depreciation and amortization(a)	29.2	28.3	59.8	56.3
Net income attributable to noncontrolling interest	(0.6)	(0.3)	(2.1)	—
Adjusted EBITDA[1]	$106.6	$88.6	$172.9	$160.0
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Leasing Advisory
Revenue	$676.8	$642.2	$1,262.9	$1,162.6

Platform compensation and benefits	$479.3	$460.7	$906.1	$842.5
Platform operating, administrative and other	74.2	61.3	134.6	118.9
Depreciation and amortization	11.0	9.0	23.0	18.1
Segment platform operating expenses	564.5	531.0	1,063.7	979.5
Gross contract costs[6]	3.3	8.3	5.3	14.7
Segment operating expenses	$567.8	$539.3	$1,069.0	$994.2
Segment operating income	$109.0	$102.9	$193.9	$168.4
Add:
Equity earnings	—	0.1	—	0.1
Depreciation and amortization	11.0	9.0	23.0	18.1
Other income	1.7	0.7	2.7	1.6
Adjustments:
Interest on employee loans, net of forgiveness	(1.3)	(0.6)	(2.2)	(1.3)
Adjusted EBITDA[1]	$120.4	$112.1	$217.4	$186.9

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Capital Markets Services
Revenue	$520.3	$457.6	$955.6	$835.2

Platform compensation and benefits	$374.1	$341.1	$703.6	$628.7
Platform operating, administrative and other	95.0	83.3	165.7	144.1
Depreciation and amortization	17.5	17.3	36.4	33.7
Segment platform operating expenses	486.6	441.7	905.7	806.5
Gross contract costs[6]	1.7	11.8	2.8	25.4
Segment operating expenses	$488.3	$453.5	$908.5	$831.9
Segment operating income	$32.0	$4.1	$47.1	$3.3
Add:
Equity earnings	0.8	0.5	2.4	0.6
Depreciation and amortization	17.5	17.3	36.4	33.7
Other income	0.9	0.8	1.7	1.4
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	4.2	11.8	17.1	20.8
Interest on employee loans, net of forgiveness	(0.7)	(0.7)	(1.4)	(1.0)
Adjusted EBITDA[1]	$54.7	$33.8	$103.3	$58.8

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Investment Management
Revenue	$103.1	$102.6	$201.6	$206.0

Platform compensation and benefits	$60.9	$59.0	$119.2	$120.3
Platform operating, administrative and other	17.5	20.5	33.8	33.4
Depreciation and amortization	2.8	2.0	5.7	4.0
Segment platform operating expenses	81.2	81.5	158.7	157.7
Gross contract costs[6]	8.3	8.8	16.5	17.2
Segment operating expenses	$89.5	$90.3	$175.2	$174.9
Segment operating income	$13.6	$12.3	$26.4	$31.1
Add:
Depreciation and amortization	2.8	2.0	5.7	4.0
Other (expense) income	(0.1)	8.2	—	8.2
Net loss attributable to noncontrolling interest(a)	—	0.2	—	0.4
Adjusted EBITDA[1]	$16.3	$22.7	$32.1	$43.7
Equity losses	$(1.3)	$(7.3)	$(7.4)	$(11.2)
(a) This adjustment excludes the noncontrolling interest portion of Equity earnings which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Software and Technology Solutions
Revenue	$55.9	$56.4	$113.0	$110.3

Platform compensation and benefits(a)	$47.1	$53.5	$92.6	$100.8
Platform operating, administrative and other	15.5	12.4	30.0	22.9
Depreciation and amortization	6.2	4.8	12.5	9.3
Segment platform operating expenses	68.8	70.7	135.1	133.0
Gross contract costs[6]	0.5	1.4	1.2	2.6
Segment operating expenses	$69.3	$72.1	$136.3	$135.6
Segment operating loss	$(13.4)	$(15.7)	$(23.3)	$(25.3)
Add:
Depreciation and amortization	6.2	4.8	12.5	9.3
Other income	—	—	(0.2)	—
Net loss attributable to noncontrolling interest	0.7	—	1.1	—
Adjustments:
Credit losses on convertible note investments	0.2	—	0.7	—
Adjusted EBITDA[1]	$(6.3)	$(10.9)	$(9.2)	$(16.0)
Equity losses	$(27.4)	$(9.0)	$(48.9)	$(10.0)
(a) Included in Segment platform operating expenses is a carried interest benefit of $2.5 million and a carried interest expense of $2.2 million for the three months ended June 30, 2025 and 2024, respectively. The carried interest benefit is $4.9 million and carried interest expense is $2.1 million for the six months ended June 30, 2025 and 2024. Carried interest expense/benefit is associated with equity earnings/losses on Spark Venture Funds investments.

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended June 30,			Six Months Ended June 30,
(in millions)	2025	2024		2025	2024
Cash flows from operating activities:			Cash flows from investing activities:
Net income	$168.0	$150.1	Net capital additions – property and equipment	$(88.9)	$(81.4)
			Business acquisitions, net of cash acquired	(6.1)	(39.3)
Reconciliation of net income to net cash used in operating activities:			Capital contributions to investments	(132.1)	(41.0)
Depreciation and amortization	139.3	123.3	Distributions of capital from investments	27.6	9.6
Equity losses	53.0	19.1	Other, net	(0.9)	(2.0)
Distributions of earnings from investments	9.1	7.2	Net cash used in investing activities	(200.4)	(154.1)
Provision for loss on receivables and other assets	18.4	31.7	Cash flows from financing activities:
Amortization of stock-based compensation	66.0	56.8	Proceeds from borrowings under credit facility	5,483.0	4,713.0
Net non-cash mortgage servicing rights and mortgage banking derivative activity	17.1	20.8	Repayments of borrowings under credit facility	(5,203.0)	(4,063.0)
Accretion of interest and amortization of debt issuance costs	3.2	2.6	Proceeds from issuance of commercial paper	1,525.0	—
Other, net	(1.1)	(0.7)	Repayments of commercial paper	(1,035.0)	—
Change in:			Net repayments of short-term borrowings	(47.9)	(15.4)
Receivables	171.9	114.9	Payments of deferred business acquisition obligations and earn-outs	(8.4)	(4.9)
Reimbursable receivables and reimbursable payables	(150.9)	(79.3)	Repurchase of common stock	(59.9)	(40.4)
Prepaid expenses and other assets	(26.1)	16.2	Noncontrolling interest (distributions) contributions, net	(2.3)	3.3
Income taxes receivable, payable and deferred	(132.1)	(150.3)	Other, net	(34.0)	(26.0)
Accounts payable, accrued liabilities and other liabilities	(82.1)	(139.4)	Net cash provided by financing activities	617.5	566.6
Accrued compensation (including net deferred compensation)	(688.5)	(576.6)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	35.5	(14.7)
Net cash used in operating activities	$(434.8)	$(403.6)	Net change in cash, cash equivalents and restricted cash	$17.8	$(5.8)
			Cash, cash equivalents and restricted cash, beginning of the period	652.7	663.4
			Cash, cash equivalents and restricted cash, end of the period	$670.5	$657.6

.

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	June 30,	December 31,		June 30,	December 31,
(in millions, except share and per share data)	2025	2024		2025	2024
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$401.4	$416.3	Accounts payable and accrued liabilities	$1,184.3	$1,322.7
Trade receivables, net of allowance	2,047.2	2,153.5	Reimbursable payables	2,101.2	2,176.3
Notes and other receivables	453.2	456.9	Accrued compensation and benefits	1,135.9	1,768.5
Reimbursable receivables	2,791.3	2,695.0	Short-term borrowings	107.2	153.8
Warehouse receivables	1,228.6	770.7	Commercial paper, net of debt issuance costs	689.2	199.3
Short-term contract assets, net of allowance	309.1	334.8	Short-term contract liability and deferred income	230.2	203.8
Restricted cash, prepaid and other	620.7	651.3	Warehouse facilities	1,223.5	841.0
Total current assets	7,851.5	7,478.5	Short-term operating lease liability	165.1	157.2
Property and equipment, net of accumulated depreciation	590.0	598.1	Other	329.6	321.9
Operating lease right-of-use asset	715.8	743.1	Total current liabilities	7,166.2	7,144.5
Goodwill	4,715.8	4,611.3	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	682.0	724.1	Credit facility, net of debt issuance costs	370.0	88.6
Investments	878.8	812.7	Long-term debt, net of debt issuance costs	805.3	756.7
Long-term receivables	411.1	394.7	Long-term deferred tax liabilities, net	48.9	45.6
Deferred tax assets, net	576.0	518.2	Deferred compensation	664.1	665.4
Deferred compensation plans	674.9	664.0	Long-term operating lease liability	750.3	748.8
Other	244.6	219.1	Other	374.1	419.1
Total assets	$17,340.5	$16,763.8	Total liabilities	$10,178.9	$9,868.7

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,039.4	2,032.7
			Retained earnings	6,494.7	6,334.9
			Treasury stock	(958.5)	(937.9)
			Shares held in trust	(12.0)	(11.8)
			Accumulated other comprehensive loss	(524.2)	(646.9)
			Total company shareholders' equity	7,039.9	6,771.5
			Noncontrolling interest	121.7	123.6
			Total equity	7,161.6	6,895.1
			Total liabilities and equity	$17,340.5	$16,763.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"),
(ii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iii)Free Cash Flow (refer to Note 6),
(iv)Net Debt (refer to Note 6) and
(v)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles ("GAAP"). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets Services segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.
Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.

Amortization of Acquisition-Related Intangibles is primarily associated with the fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name. Such activity is excluded as it is non-cash and the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in Leasing Advisory and Capital Markets Services businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Equity Earnings/Losses (Investment Management and Software and Technology Solutions) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non‑cash in nature and not indicative of core operating performance.
Note: Equity earnings/losses in the remaining segments represent the results of unconsolidated operating ventures (not investments), and therefore the amounts are included in adjusted profit measures on both a segment and consolidated basis.
Credit Losses on Convertible Note Investments reflects credit impairments associated with pre-equity convertible note investments in early-stage proptech enterprises. Such losses are similar to the equity investment-related losses included in equity earnings/losses for Software and Technology Solutions' investments and are therefore consistently excluded from adjusted measures.

Reconciliation of Non-GAAP Financial Measures
Below are (i) a reconciliation of Net income attributable to common shareholders to Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024

Net income attributable to common shareholders	$112.3	$84.4	$167.6	$150.5
Add:
Interest expense, net of interest income	35.3	41.7	59.9	72.2
Income tax provision	26.7	20.5	40.7	36.4
Depreciation and amortization(a)	66.7	61.4	137.4	121.4
Adjustments:
Restructuring and acquisition charges[5]	21.3	11.5	41.0	13.2
Net non-cash MSR and mortgage banking derivative activity	4.2	11.8	17.1	20.8
Interest on employee loans, net of forgiveness	(2.0)	(1.3)	(3.6)	(2.3)
Equity losses - Investment Management and Software and Technology Solutions(a)	27.0	16.3	55.7	21.2
Credit losses on convertible note investments	0.2	—	0.7	—
Adjusted EBITDA	$291.7	$246.3	$516.5	$433.4

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except share and per share data)	2025	2024	2025	2024

Net income attributable to common shareholders	$112.3	$84.4	$167.6	$150.5
Diluted shares (in thousands)	48,334	48,317	48,372	48,302
Diluted earnings per share	$2.32	$1.75	$3.46	$3.12

Net income attributable to common shareholders	$112.3	$84.4	$167.6	$150.5
Adjustments:
Restructuring and acquisition charges[5]	21.3	11.5	41.0	13.2
Net non-cash MSR and mortgage banking derivative activity	4.2	11.8	17.1	20.8
Amortization of acquisition-related intangibles(a)	16.0	15.8	32.1	31.0
Interest on employee loans, net of forgiveness	(2.0)	(1.3)	(3.6)	(2.3)
Equity losses - Investment Management and Software and Technology Solutions(a)	27.0	16.3	55.7	21.2
Credit losses on convertible note investments	0.2	—	0.7	—
Tax impact of adjusted items(b)	(19.6)	(15.3)	(39.6)	(25.2)
Adjusted net income attributable to common shareholders	$159.4	$123.2	$271.0	$209.2
Diluted shares (in thousands)	48,334	48,317	48,372	48,302
Adjusted diluted earnings per share	$3.30	$2.55	$5.60	$4.33
(a) This adjustment excludes the noncontrolling interest portion which is not attributable to common shareholders.
(b) For the first half of 2025 and 2024, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Operating income and (iii) Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2025	% Change	2025	% Change
Revenue:
At current period exchange rates	$6,250.1	11%	$11,996.5	12%
Impact of change in exchange rates	(39.2)	n/a	21.2	n/a
At comparative period exchange rates	$6,210.9	10%	$12,017.7	12%

Operating income:
At current period exchange rates	$197.4	30%	$317.4	19%
Impact of change in exchange rates	(2.0)	n/a	(3.3)	n/a
At comparative period exchange rates	$195.4	28%	$314.1	18%

Adjusted EBITDA:
At current period exchange rates	$291.7	18%	$516.5	19%
Impact of change in exchange rates	(2.4)	n/a	(2.9)	n/a
At comparative period exchange rates	$289.3	17%	$513.6	19%
2.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorable or unfavorable.
MENA: Middle East and North Africa
3.    Assets under management data is primarily reported on a one-quarter lag. In addition, Investment Management raised $1.0 billion in private equity capital for the quarter ended June 30, 2025, bringing the year-to-date raised capital to $2.9 billion.
4.     The company defines "Resilient" revenue as (i) Workplace Management, Project Management and Property Management, within Real Estate Management Services, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets Services, (iii) Advisory Fees, within Investment Management and (iv) Software and Technology Solutions.
The company defines "Transactional" revenue as (i) Portfolio Services and Other, within Real Estate Management Services, (ii) Leasing Advisory, (iii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, and (iv) Incentive fees and Transaction fees and other, within Investment Management.
Effective beginning Q1 2025, the company reports Project Management in Resilient revenue. Prior period financial information was recast to conform with this presentation.

5.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Severance and other employment-related charges	$18.0	$7.2	$25.4	$11.7
Restructuring, pre-acquisition and post-acquisition charges	10.7	6.4	19.1	14.1
Fair value adjustments that resulted in a net (decrease) increase to earn-out liabilities from prior-period acquisition activity	(7.4)	(2.1)	(3.5)	(12.6)
Total Restructuring and acquisition charges	$21.3	$11.5	$41.0	$13.2
6.    "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue).
"Net Debt" is defined as the sum of the (i) Credit facility, inclusive of debt issuance costs, (ii) Long-term debt, inclusive of debt issuance costs, (iii) Commercial paper, inclusive of debt issuance costs and (iv) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing twelve-month Adjusted EBITDA.
Below is a reconciliation of total debt to Net Debt and the components of Net Leverage Ratio.

($ in millions)	June 30, 2025	March 31, 2025	June 30, 2024

Total debt	$1,988.1	$2,186.4	$2,176.4
Less: Cash and cash equivalents	401.4	432.4	$424.4
Net Debt	$1,586.7	$1,754.0	$1,752.0

Divided by: Trailing twelve-month Adjusted EBITDA	$1,269.4	$1,224.0	$1,033.8
Net Leverage Ratio	1.2x	1.4x	1.7x
"Corporate Liquidity" is defined as the unused portion of the company's Credit facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by/used in operating activities less net capital additions - property and equipment.
Below is a reconciliation of net cash provided by/used in operating activities to Free Cash Flow.

	Six Months Ended June 30,
(in millions)	2025	2024

Net cash used in operating activities	$(434.8)	$(403.6)
Net capital additions - property and equipment	(88.9)	(81.4)
Free Cash Flow	$(523.7)	$(485.0)

Appendix: Additional Segment Detail

	Three Months Ended June 30, 2025
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions	Total

Revenue(a)	$3,349.1	971.6	454.4	118.9	$4,894.0	$651.5	25.3	$676.8	$380.6	97.7	42.0	$520.3	$103.1	$55.9	$6,250.1
Gross contract costs[6]	$3,100.4	700.2	315.7	56.7	$4,173.0	$2.0	1.3	$3.3	$0.8	0.9	—	$1.7	$8.3	$0.5	$4,186.8
Platform operating expenses					$643.5			$564.5				$486.6	$81.2	$68.8	$1,844.6
Adjusted EBITDA[1]					$106.6			$120.4				$54.7	$16.3	$(6.3)	$291.7
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $4.2 million for the three months ended June 30, 2025 within Investment Sales, Debt/Equity Advisory and Other.

	Three Months Ended June 30, 2024
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions	Total

Revenue(a)	$3,021.1	788.1	436.6	124.1	$4,369.9	$619.1	23.1	$642.2	$320.3	95.8	41.5	$457.6	$102.6	$56.4	$5,628.7
Gross contract costs[6]	$2,793.4	555.2	304.4	64.1	$3,717.1	$5.9	2.4	$8.3	$8.6	3.2	—	$11.8	$8.8	$1.4	$3,747.4
Platform operating expenses					$592.5			$531.0				$441.7	$81.5	$70.7	$1,717.4
Adjusted EBITDA[1]					$88.6			$112.1				$33.8	$22.7	$(10.9)	$246.3
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $11.8 million for the three months ended June 30, 2024 within Investment Sales, Debt/Equity Advisory and Other.

Appendix: Additional Segment Detail (continued)

	Six Months Ended June 30, 2025
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions	Total

Revenue(a)	6,612.7	$1,719.1	900.0	231.6	$9,463.4	$1,217.6	45.3	$1,262.9	$693.2	179.3	83.1	$955.6	$201.6	$113.0	$11,996.5
Gross contract costs[6]	6,141.0	$1,220.2	628.1	114.0	$8,103.3	$3.2	2.1	$5.3	$1.3	1.5	—	$2.8	$16.5	$1.2	$8,129.1
Platform operating expenses					$1,245.8			$1,063.7				$905.7	$158.7	$135.1	$3,509.0
Adjusted EBITDA[1]					$172.9			$217.4				$103.3	$32.1	$(9.2)	$516.5
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $17.1 million for the six months ended June 30, 2025 within Investment Sales, Debt/Equity Advisory and Other.

	Six Months Ended June 30, 2024
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions	Total

Revenue(a)	$5,892.8	$1,444.5	866.3	235.5	$8,439.1	$1,116.4	46.2	$1,162.6	$579.0	176.0	80.2	$835.2	$206.0	$110.3	$10,753.2
Gross contract costs[6]	$5,456.5	$1,001.1	602.9	125.7	$7,186.2	$10.1	4.6	$14.7	$19.7	5.7	—	$25.4	$17.2	$2.6	$7,246.1
Platform operating expenses					$1,150.6			$979.5				$806.5	$157.7	$133.0	$3,227.3
Adjusted EBITDA[1]					$160.0			$186.9				$58.8	$43.7	$(16.0)	$433.4
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $20.8 million for the six months ended June 30, 2024 within Investment Sales, Debt/Equity Advisory and Other.